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                                EXHIBIT 99

                           [SPARTAN MOTORS LOGO]


FOR IMMEDIATE RELEASE

CONTACT:  John R. Gaedert
Spartan Motors, Inc.  (517) 543-6400
or
Jeffrey Lambert, Brian Edwards
Seyferth & Associates, Inc. (800) 435-9539

           SPARTAN MOTORS TO ACQUIRE THREE FIRE-TRUCK COMPANIES

     CHARLOTTE, Michigan, August 12, 1997 -- Spartan Motors, Inc.

(NASDAQ/NMS: SPAR) today announced agreements to acquire three privately held fire truck apparatus manufacturers for $19.6 million in cash and stock.

     The Charlotte, Mich.-based manufacturer of custom chassis said it plans to merge Brandon, S.D.-based Luverne Fire Apparatus, Talladega, Ala.-

based Quality Manufacturing and Snyder, Neb.-based Smeal Fire Apparatus into Spartan Motors as separate subsidiaries.  All three companies are in the exclusive business of manufacturing and marketing fire truck bodies.

Smeal specializes in aerial ladders for fire trucks.

     The three companies will contribute to Spartan an expected $46.1 million in incremental revenues on an annual basis.  Luverne, Quality and

Smeal reported combined revenues of $58.3 million in 1996.  The deals are expected to close by the end of the third quarter 1997.

     "These actions reflect a new direction for Spartan Motors, shifting from a pure fire truck chassis supplier to a more progressive operation,"

said George Sztykiel, Spartan Motors Chairman and Chief Executive Officer.



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SPARTAN MOTORS - PAGE 2


"We are now in a better position to drive industry change in the fire truck market."

     Under terms of the agreements, the three companies will retain their facilities, employees and management teams as wholly owned subsidiaries of

Spartan Motors.  Spartan, which has been building custom fire truck chassis since its inception in 1975, will continue to supply these companies with custom fire truck chassis.

     "The changing face of the fire truck industry drove us to look outside our existing structure for growth opportunities, and who better to partner with than customers who are profitable and bring complementary products to the table," said John Sztykiel, Spartan Motors President and Chief

Operating Officer.  "These three companies are leaders in their respective product categories, profitable and, most importantly, have proven leadership teams in place.  We are extremely excited about both our short-

term and long-range prospects."

                                 --more--


         SPARTAN MOTORS, INC. - P.O. BOX 440 - 1000 REYNOLDS RD -
                         CHARLOTTE, MI 48813 - USA
                    (517) 543-8400 - FAX (517) 543-7727












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SPARTAN MOTORS - PAGE 3


     Spartan said it ultimately expects to see increases in the number of fire truck chassis manufactured as its chassis representation in each of the three companies is expected to grow.  Spartan plans to continue to supply its custom fire truck chassis to all interested OEMs and will retain its direct fire truck sales force, as will the other three companies.

     "Our most important goal with this plan is enhancing shareholder value, and we are confident it will happen given the combined products,

profitability and established expertise offered by these three companies,"

said John Sztykiel.

     Sztykiel added that Luverne, Quality, Smeal and Spartan will seek to obtain financing, insurance and supplier pricing as a group to improve the companies' profitability.

     "These companies provide value across the board," George Sztykiel added.  "First and foremost they will improve our profitability, driving increased shareholder value.  From an employee perspective, this strategy provides new and expanded opportunities for our associates.  Likewise, end-

user customers will gain improved access and innovation from the combined strengths of Spartan and its new partners.  And finally, the communities where we all do business will reap the long-term rewards that this alliance will bring."

     Specific terms of the agreements were not disclosed.

     Spartan Motors, Inc. is the world's leading engineer and manufacturer of custom chassis for fire trucks, recreational vehicles, transit buses,

school buses, concrete mixers and other speciality vehicles.  The Company

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SPARTAN MOTORS - PAGE 4


also owns a one-third equity stake in Carpenter Holdings, Inc., which owns school bus manufacturer Carpenter Industries, Inc.



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NOTE TO INVESTORS:  A COMPREHENSIVE QUESTION AND ANSWER DOCUMENT ON THESE

ACQUISITIONS IS AVAILABLE VIA A FAX-ON-DEMAND SERVICE.  IF YOU WOULD LIKE A

COPY, PLEASE CALL 1-888-329-5716 AND REQUEST DOCUMENT NUMBER 1000.  THE

DOCUMENT CAN ALSO BE RETRIEVED AT SPARTAN MOTORS' INTERNET SITE AT

HTTP://WWW.SPARTANMOTORS.COM.